Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

In connection with the Quarterly Report of iBasis, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Ofer Gneezy, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	By:	/s/Ofer Gneezy
Ofer Gneezy
President and Chief Executive Officer
(Principal Executive Officer)